Exhibit 99.9
Marcus E. Jundt
1360 12th Street Northeast
Watertown, South Dakota 57201
Kona Grill, Inc.
Attn: Tony Winczewski, Chairman, Nominating Committee
7150 East Camelback Road, Suite 220
Scottsdale, Arizona 85251
February 5, 2010
VIA FEDERAL EXPRESS AND E-MAIL
Re:	Letter dated February 4, 2010 from Kona Grill, Inc. (the “Company”) to Marcus E. Jundt.
Dear Mr. Winczewski:
     This letter is sent in response to the Company’s letter dated February 4, 2010 (the “Company Letter”) addressed to me, which, among other things, stated that my notice of nomination of a director set forth in my letter dated January 25, 2010 and delivered to the Company (the “Notice”), with additional information supplied by my letter dated February 3, 2010, was “defective and of no effect” under the Company’s amended and restated by-laws currently in effect (the “Bylaws”).
     I continue, after consultation with securities counsel, to respectfully disagree that the Notice was defective under the Bylaws. However, in the Company Letter, you requested that I confirm additional detailed information. As stated in my February 3 letter, I am willing to provide all additional relevant information requested by the Company as an accommodation to the Company. I am supplying such information below, in no way whatsoever acknowledging any deficiencies in the Notice and without acknowledging that such information is required pursuant to Regulation 14A under the Securities Exchange Act of 1934 or otherwise required under Section 1.13(II) of the Bylaws. In particular and not by way of limitation, I am not acknowledging that any actions taken or contemplated by me represent a solicitation for the purpose of opposing a solicitation subject to Regulation 14A as contemplated by Rule 14a-12(c) under the Securities Exchange Act of 1934.
     I note that the Company Letter states that the Nominating Committee and the Board have declined to nominate me as a Board candidate. As I stated in my February 3 letter, the Bylaws do not require that I seek or receive such nomination, as the submission of the Notice to the Company in compliance with the Bylaws eliminates the need to seek the approval of the nominating committee and Board. I continue to respectfully request that the Company include my name and background information in the 2010 proxy statement and to include my name on any proxy card with the individuals nominated by the Company’s board of directors for election as a director of the Company. As stated in my letter dated February 3, 2010, I have no present intention to file proxy materials relating to the 2010 annual stockholders meeting. However, I continue to reserve the right to solicit proxies in connection with the annual meeting, either by filing proxy materials with the SEC or in a manner exempt from filing requirements.
     I have included below each of the questions or requests in the Company letter, with my response:
1.	Item 5(b)(1)(v) of Schedule 14A requires a “participant” (as such term is defined therein) to state the amount of each class of securities of the registrant which the participant owns of record but not beneficially. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of each class of securities of the Company, if any, you own of record but not “beneficially” (as such term is defined in Rule 13d-3 under the Exchange Act).
     Response: I do not own any securities of the Company of record where I do not also own the securities beneficially. In other words, for securities of the Company which I own of record, I also own the securities beneficially. Therefore, the response to this request is “zero”.
2.	Item 5(b)(1)(vi) of Schedule 14A requires a participant to state with respect to all securities of the registrant purchased or sold within the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of securities (which would include, derivatives, options, rights to acquire and sell, etc.), if any, you purchased or sold within the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date.
     Response: The following is a description of the requested information with respect to all securities of the Company which I have purchased and sold in the past two years and the other information requested in your request (2) above:

Date	Type of Transaction	Price	Number of Shares
2/7/08	Grant of stock options	$11.72 per share (option exercise price)	20,000 (stock options)

8/1/08	Distribution by Kona MN, LLC of 200,000 warrants of the Company to the holders of interests in the LLC	Not applicable.	I received 100,000 warrants, which subsequently expired unexercised.

8/1/08	Sale of 50% interest in Kona MN, LLC, which held 200,000 shares of Company common stock	Interest in LLC was sold for $10.00 and assumption of certain debt.	200,000 shares

4/30/09	Grant of stock options	$2.10 per share (option exercise price)	30,000 (stock options)
3.	Item 5(b)(1)(vii) of Schedule 14A requires a participant to state and indicate the amount of indebtedness as of the latest practicable date with respect to all securities of the registrant purchased or sold within the past two years if any part of the purchase price or market value of any of the shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. If such funds were borrowed or obtained otherwise than pursuant to a margin account of bank loan in the regular course of business of a bank, broker or dealer, briefly describe the transaction, and state the names of the parties. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of indebtedness, if any, as of the latest practicable date or whether the funds, if any, were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer.

     Response: For any of the Company securities purchased or sold in the past two years, I confirm that no part of the purchase price or market value of any of the shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Therefore, the request for information in the second sentence of your request (3), above, is not applicable as there are no such borrowed or obtained funds.
4.	Item 5(b)(1)(viii) of Schedule 14A requires a participant to state whether or not the participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. If such arrangements exist, the participant is required to name the parties to such contracts, arrangements or understandings and give the detail thereof. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether or not you are, or were within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant.
     Response: I have pledged 540,731 shares of common stock to Prosperan Bank in connection with loan in the principal amount of approximately $7.15 million. I have pledged 60,000 shares of common stock to Crown Bank in connection with a loan in the principal amount of approximately $360,000. Other than these arrangements, I hereby confirm that I am not, and was not within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
5.	Item 5(b)(1)(ix) of Schedule 14A requires a participant to state the amount of securities of the registrant owned beneficially, directly or indirectly, by each of the participant’s “associates” (as such term is defined in Rule 14a-l under the Exchange Act) and the name and address of each such associate. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of securities of the Company owned beneficially, directly or indirectly by each of your associates, if any, and the name and address of each such associate.
     Response: My “associates” (as such term is defined in Rule 14a-l under the Exchange Act) do not beneficially own, directly or indirectly, any securities of the Company.
6.	Item 5(b)(1)(x) of Schedule 14A requires a participant to state the amount of each class of securities of any parent or subsidiary of the registrant which the participant owns beneficially, directly or indirectly. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of each class of securities of any subsidiary of the Company, if any, which you own beneficially, directly or indirectly.
     Response: I do not beneficially own, directly or indirectly, any securities of any parent or subsidiary of the Company.
7.	Item 5(b)(1)(xii) of Schedule 14A requires a participant to state whether or not the participant or any associates of the participant have any arrangement or understanding with any person—(A) with respect to any future employment by the registrant or its “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act); or (B) with respect to any future transactions to which the registrant or any of its affiliates will or may be a party, and, if so, to describe such arrangement or understanding and state the names of the parties thereto. Your letters dated January 25, 2010 and February 3, 2010 to not state whether or not you or your associates, if any, have any such arrangement or understanding.
     Response: I do not have, and none of my associates have, any arrangement or understanding with any person—(A) with respect to any future employment by the Company or its “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act); or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
8.	Item 6(d) of Schedule 14A requires a participant to furnish the information required by Item 403 of Regulation S-K to the extent known by the persons on whose behalf a “solicitation” (as such term is defined in 14a-l under the Exchange Act) is made. Item 403(a) of Regulation S-K requires furnishing certain information on the security ownership of beneficial owners of more than 5% of any class of the registrant’s voting securities in substantially the tabular form indicated in such Item. Your letters dated January 25, 2010 and February 3, 2010 do not include all of the information required by Item 403(a) of Regulation S-K in substantially the tabular form so indicated.
     Response: To the extent that any of my activities are deemed to constitute a “solicitation” (as such term is defined in Rule 14a-l under the Exchange Act), I am the only participant. Information regarding my beneficial ownership of securities of the Company in the format required by Item 403(a) is set forth in the table below.

		Amount and
		Nature of
		Beneficial
Title of Class	Name and Address of Beneficial Owner	Ownership	Percent of Class
Common Stock	Marcus E. Jundt 1360 12th Street Northeast Watertown, SD 57201	611,531 (1)	6.7%

(1)	Includes 10,800 shares held in trust by his children, of which Mr. Jundt is not a trustee. Mr. Jundt disclaims beneficial ownership of such shares. Of the 600,731 shares owned by Mr. Jundt, all of such shares have been pledged by Mr. Jundt as security for loans.
9.	Item 7(a) of Schedule 14A requires a participant to furnish the information required by Instruction 4 to Item 103 of Regulation S-K. Instruction 4 to Item 103 of Regulation S-K requires a description of any material legal proceedings to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than 5% of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether any material legal proceedings exist in which you are a party adverse to the registrant or have a material interest adverse to the registrant.
     Response: No material legal proceedings exist in which I am a party adverse to the Company or have a material interest adverse to the Company, except as follows:

     The Company has disclosed in its periodic reports that, on April 1, 2009, Samuel Beren, as trustee for the Samuel Beren Trust, filed a stockholder derivative suit in the Court of Chancery of the State of Delaware. I am one of the named defendants in the lawsuit. Because this lawsuit is in the nature of a derivative action filed on behalf of the Company, technically, I am adverse to the Company. However, because the Company is also a nominal defendant in the action, I do not acknowledge or agree that my status as a defendant is a material interest adverse to the Company.
10.	Item 7(b) of Schedule 14A requires a participant to furnish all the information required by Item 401 of Regulation S-K, which requires a description of any arrangement or understanding between a nominee and any other person(s) (naming such person(s)) pursuant to which the nominee was or is to be selected as a director or nominee. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether any such arrangement or understanding exists between you and any other person(s) and, if so, the nature and extent of such arrangements and relationships.
     Response: No arrangement or understanding exists between me and any other person pursuant to which I was or am to be selected as a director or nominee of the Company.
11.	Item 401(d) of Regulation S-K requires a statement of the nature of any family relationship between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether any such family relationship exists and, if so, the nature and extent of such relationship.
     Response: There is no family relationship between myself and any current director or executive officer of the Company. I am not aware of any person nominated or chosen by the Company to become a director or executive officer. However, my understanding, based on publicly available documents, is that Mill Road Capital, L.P. is attempting to nominate three individuals to the Board of Directors of the Company: Thomas E. Lynch, Lawrence F. Harris and Craig S. Miller. There is no family relationship between myself and any of such individuals.
12.	Item 401(f) of Regulation S-K requires a description of any involvement in certain legal proceedings or events that occurred during the past 10 years and that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether you were involved in any such legal proceedings or events during the past 10 years.
     Response: During the past 10 years, I have not been involved in any legal proceedings or events of the types enumerated in Item 401(f) of Regulation S-K. In particular, during the past 10 years, I have not been involved in any of the following proceedings or events:
     a. I was Chief Executive Officer, Director and a significant shareholder of Jundt Associates, Inc. (“JAI”). Pursuant to Order dated December 14, 2007, the Hennepin County District Court in Minnesota appointed a receiver to administer the assets of JAI. Further information about these proceedings is provided under paragraph (ii) below.
     Other than as stated above, no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of (i) me, (ii) any partnership in which I was a general partner at or within two years before such event, or (iii) any corporation or business association of which I was an executive officer at or within two years before such event.
     b. I was not convicted in a criminal proceeding, nor was I the named subject of a criminal proceeding that is presently pending (other than traffic violations and other minor offenses).
     c. I was not the subject of any court order, judgment or decree, not subsequently reversed, suspended, or vacated, which permanently or temporarily enjoined me from, or limited my participation in, any of the following activities: (1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any such person, or as an investment advisor, underwriter, broker, or dealer in securities, or as an affiliated person, director, or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activities; (2) engaging in any type of business practice; or (3) engaging in any activity in connection with the purchase or sale of any security or commodity in connection with any violation of federal or state securities laws or federal commodities laws.
     d. I was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days my right to engage in any of the activities described in subparagraph (c) (1) above or your right to be associated with persons in any of such activities.
     e. I was not found by a court in a civil action or by the SEC or by the Commodities Futures Trading Commission to have violated any federal or state securities law or federal commodities law where such judgment or finding has not subsequently been reversed, suspended or vacated.
     f. I was not the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (1) any federal or state securities or commodities law or regulation; or (2) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (3) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.
     g. I was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any stock, commodities or derivatives exchange or other equivalent self-regulatory organization.
     However, I have been involved in the following legal proceedings in the past 10 years, which are not of the type enumerated in Item 401(f) of Regulation S-K. However, the Company may consider the following legal proceedings to be material to stockholders to make an informed voting decision. I do not acknowledge or concede that these legal proceedings are material in this manner; however, I authorize the Company to include a description of these proceedings in its proxy materials if the Company includes my background and biographical information supplied with the Notice, and if the Board of Directors deems it material to stockholders to make an informed voting decision:
     (i) On April 1, 2009, Samuel Beren, as trustee for the Samuel Beren Trust, filed a stockholder derivative suit in the Court of Chancery of the State of Delaware. The suit was brought on behalf of the Company against its directors and the purchasers of our promissory notes issued on March 5, 2009, and named the Company as a nominal defendant. I am a named defendant in such lawsuit. In its Form 10-Q for the quarter ended September 30, 2009 the Company included a description of this lawsuit, including the following statement: “We believe that the allegations in the complaint, including the amended complaint, are without merit and we intend to defend vigorously this action.”
     (ii) In a lawsuit brought in Hennepin County District Court (Paul W. Bottum v. James R. Jundt, Marcus E. Jundt, Jundt Associates. Inc., Acuo Technologies, L.L.C., and Kona Grill, Inc.), I was named as one of five defendants in litigation commenced by a former employee, Paul Bottum, in May 2006. I was Chief Executive Officer, Director and a significant shareholder of Jundt Associates, Inc. (“JAI”). Mr. Bottum claimed that JAI owed Mr. Bottum bonuses based upon an oral agreement made by Messrs. James J. Jundt and me. Pursuant to Order Granted In Part and Denying In Part Partial Summary Judgment, James J. Jundt and I were dismissed from this matter May 17, 2007. On August 10, 2007, the District Court concluded that Mr. Bottum was entitled to the bonuses. Pursuant to Order dated December 14, 2007, the District Court appointed a receiver to administer the assets of JAI. In April 2008, James J. Jundt and I entered into a Settlement Agreement with the receiver.
13.	Item 7(b) of Schedule 14A requires a participant to furnish the information required by Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires a description of any transaction, since the beginning of the registrant’s last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether any such transaction occurred since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which you had or will have a direct or indirect material interest.
     Response: There was no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which I or any other person who is considered a “related person”, as defined in Instruction 1 to Item 404(a) of Regulation S-K, with respect to me, had or will have a direct or indirect material interest.
     This response does not address my compensation as an executive officer of the Company, nor does it address any matters relating to the Separation Agreement with the Company dated August 6, 2009. My understanding, after consultation with counsel, is that such compensation-related matters are not covered by Item 404(a), pursuant to Instruction 5 to Item 404(a).
14.	Item 7(b) of Schedule 14A requires a participant to furnish the information required by Item 405 of Regulation S-K. Item 405 of Regulation S-K requires the identification of each person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the registrant registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act with respect to the registrant because of the requirements of Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether you failed to file any such reports.
     Response: Since the beginning of fiscal 2009, I have not failed to file any required reports required by Section 16(a) of the Exchange Act on a timely basis. Therefore, no disclosure under Item 405 is required.

15.	Item 7(c) of Schedule 14A requires a participant to furnish the information required by Item 407(a) of Regulation S-K. Item 407(a) of Regulation S-K requires the identification of each nominee for director that is independent under the listed independence standards. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether you are independent under NASDAQ rules.
     Response: During the past three years, I received compensation from the Company as an employee in excess of $120,000 during a period of twelve consecutive months. Therefore, I am not considered an independent director as defined under Rule 5605(a) of the Nasdaq Marketplace Rules.
*****
     Please note that, in addition to responding to your specific questions above, I have also reviewed with counsel the other requirements under Schedule 14A and have determined that the above information, together with the information supplied in the Notice, represents all of the information required by Schedule 14A. However, this letter shall not by any means be deemed an admission that the Notice was defective for any purpose.
     In the event that the Company believes it requires more information from me to facilitate the nomination process, please contact me immediately (480-388-1009) (marcusjundt@yahoo.com) or my counsel, Martin Rosenbaum (612-672-8326) (martin.rosenbaum@maslon.com), so that we can respond in an appropriate, timely manner.

Sincerely,
/s/ Marcus E. Jundt
Marcus E. Jundt

cc:	Berke Bakay (via postalmail)
Marc A. Buehler (via e-mail)
Richard J. Hauser (via e-mail)
Douglas G. Hipskind (via e-mail)
Mark S. Robinow (via e-mail)
Mark A. Zesbaugh (via e-mail)
Clifford E. Neimeth, Esq. (via e-mail)
Scott Weiss, Esq. (via e-mail)
Martin R. Rosenbaum (via e-mail)
Bradley A. Pederson, Esq. (via e-mail)